SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 2005

SUSSEX BANCORP
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	0-29030 (Commission File Number)	22-3475473 (IRS Employer Identification No.)

399 Route 23 Franklin, New Jersey (Address of principal executive offices)	07416 (Zip Code)

Registrant’s telephone number, including area code (973) 827-2914

Item 2.02.  Results of Operations and Financial Condition.

        The information in this section, including the information contained in the press release included as Exhibit 99.1 hereto, is being furnished pursuant to this Item 2.02 and shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

        On October 19, 2005, the Registrant issued a press release announcing its financial results for the quarter ended September 30, 2005. A copy of the October 19, 2005 press release is included as Exhibit 99.1 hereto.

Item 8.01.  Other Events.

        On October 19, 2005, the Registrant issued a press release announcing that its Board of Directors declared a 5% stock dividend, payable on November 29, 2005 to shareholders of record as of November 3, 2005. A copy of the October 19, 2005 press release is included as Exhibit 99.1 hereto.

        The information in this section, including the information contained in the press release included as Exhibit 99.1 hereto, is being furnished pursuant to this Item 8.01 and shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 19, 2005 regarding financial results for the quarter ended September 30, 2005 and the declaration of a 5% stock dividend to shareholders of record as of November 3, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Sussex Bancorp, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 19, 2005	SUSSEX BANCORP (Registrant) By: /s/ Candace A. Leatham CANDACE A. LEATHAM Executive Vice President and Treasurer

EXHIBIT INDEX

CURRENT REPORT ON FORM 8-K

Exhibit No.	Description	Page No.

99.1	Press release dated October 19, 2005 announcing the Registrant's financial results for the quarter ended September 30, 2005 and its declaration of a 5% stock dividend to its shareholders of record as of November 3, 2005.	5